EXHIBIT 23.3
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-95190, 333-03999, 333-21887, 333-53835, 333-57355, 333-64743, 333-38850, 333-70638, 333-104211, 333-142472, 333-142474, and 333-269886) and on Form S-8 (No. 333-36699, 333-45317, 333-67824, 333-166489, 333-180724, 333-195760, and 333-238538) of First Industrial Realty Trust, Inc. and Form S-3 (No. 333-269886) of First Industrial, L.P. of our report dated February 14, 2024 relating to the financial statements of DRI FR Glendale, LLC, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 14, 2024